EXHIBIT 23.1

PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft Kapelle-Ufer 4 10117 Berlin www.pwc.de

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3
(No. 333-266466) and Form S-8 (No. 333-265437) of Mercer International Inc. of our report dated December 13, 2022, relating to the consolidated financial statements of Mercer Torgau Holding GmbH (formerly Wood Holdco GmbH), which appears in Exhibit 99.2 to this Current Report on Form 8-K.

Berlin, Germany

December 14, 2022

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/ Frederick Mielke Frederik Mielke Wirtschaftsprüfer (German Public Auditor)	/s/ Lukas Tristan Wölfel ppa Lukas Tristan Wölfel Wirtschaftsprüfer (German Public Auditor)